                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 22, 2001


                         FRONTIER INSURANCE GROUP, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                                 1-10584                         14-1681606
(State or other jurisdiction             (Commission                     (IRS Employer
  of incorporation)                      File Number)                    Identification No.)


195 LAKE LOUISE MARIE ROAD, ROCK HILL, NEW YORK                         12775-8000
  (Address of principal executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (845) 796-2100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


                                Page 1 of 3 Pages



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ITEM 5. OTHER EVENTS


Frontier Insurance Group, Inc. (the "Registrant") was unable to timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2001 by the close of business yesterday, May 22, 2001, its due date as extended. On May 1, 2001, the Registrant filed its Form 10-K for the fiscal year ended December 31, 2000. As a result of the efforts required to file the Form 10-K, the Registrant has not been able to devote the time and attention necessary to finalize the accumulation and analysis of financial information as it relates to the first quarter of 2001. While the Registrant expects to report a loss for the quarter, the amount has not yet been determined. As a result of certain developments previously reported, the Registrant is effectively operating its property and casualty insurance business as a run-off company. The Registrant expects to file the Quarterly Report on Form 10-Q by June 15, 2001.




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         SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FRONTIER INSURANCE GROUP, INC.
                                  (Registrant)



                                  By:   /s/ Oscar Guerrero
                                        ----------------------------------------
                                         Oscar Guerrero
                                         Vice President - Controller
                                         (Principal Accounting Officer and
                                         Duly Authorized Officer)

         Dated: May 23, 2001


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